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Exhibit 99.1

Tyco International Ltd. 90 Pitts Bay Road, 2nd Floor Pembroke HM 08, Bermuda Phone: 441-292-8674 FOR IMMEDIATE RELEASE
Contacts:
News Media
David Polk, 609-720-4387	Investor Relations Ed Arditte, 609-720-4621 John Roselli, 609-720-4624

TYCO ANNOUNCES ACTIONS TO STRENGTHEN BALANCE SHEET

        PEMBROKE, Bermuda—May 27, 2004—Tyco International Ltd. (NYSE: TYC, BSX: TYC) announced that it will utilize its strong liquidity position to further strengthen the company's balance sheet. Tyco plans to achieve this goal by using a significant portion of its cash to reduce on- and off-balance sheet debt over the next several quarters, including its corporate accounts receivable securitization programs, subsidiary debt, and convertible debt securities. The company will also make additional voluntary pension contributions in excess of $500 million to its U.S. and non-U.S. defined benefit pension plans over the next 6 months. The company expects to retain a cash balance of at least $2 billion after making these outlays.

        "Our continued strong cash flow generation enables us to accelerate the repayment of debt and make significant voluntary contributions to our pension plans," said Tyco Chairman and Chief Executive Officer Ed Breen. "We remain committed to a solid investment grade capital structure and believe that these actions will support this goal."

        Tyco will determine the timing and terms of any purchases of publicly traded debt including convertible securities, the principal amount purchased, and the method of purchase. Such purchases may either be in the open market or privately negotiated transactions, based on market conditions and other factors. With respect to debt repurchases, the company will incur charges to earnings related to the difference between the face and market value of the debt. Charges to earnings related to repurchases of convertible securities would likely be larger as those securities trade at a significantly higher market value due to Tyco's stock price increase.

        As of March 31, 2004, the company's total balance sheet debt was $17.7 billion. In addition, the total amount drawn under Tyco's corporate accounts receivable securitization programs was $783 million. As of the same date, the company had cash on hand of $3.1 billion. As of Sept. 30, 2003, Tyco's pension plans were $1.9 billion under funded on a FASB 87 basis.

        This announcement is neither a request nor an offer to purchase the Company's securities.

        Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2003 revenue of $37 billion, Tyco employs 260,000 people worldwide. More information on Tyco can be found at www.tyco.com.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition, operating results and liquidity. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Quarterly Report on Form 10-Q for the fiscal Quarter ended March 31, 2004.

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  Exhibit 99.1